SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

Factory Card & Party Outlet Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FACTORY CARD & PARTY OUTLET CORP.

Notice Of Annual Meeting Of Stockholders

To Be Held June 27, 2006

To the Stockholders of Factory Card & Party Outlet Corp.:

NOTICE IS HEREBY GIVEN that the annual meeting (“Annual Meeting”) of stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois 60563, at 1:00 p.m., local time, on Tuesday, June 27, 2006, for the following purposes:

1.    To elect two (2) directors for a one-year term (unless proposal three does not pass, in which case the term will be three years).

2.    To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending February 3, 2007.

3.    To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of directors.

4.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement (“Proxy Statement”) which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on May 23, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Timothy J. Benson

Secretary

Naperville, Illinois

May 26, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

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Other Matters	24

Stockholder Proposals	24

Form 10-K Annual Report	25

Exhibits
Exhibit A - Audit Committee Charter	A-1
Exhibit B - Compensation Committee Charter	B-1
Exhibit C - Proposed Amendment to Amended and Restated Certificate of Incorporation to provide for the annual election of directors	C-1

ii

FACTORY CARD & PARTY OUTLET CORP.

2727 Diehl Road

Naperville, Illinois 60563

PROXY STATEMENT

General Information

This proxy statement (“Proxy Statement”) is furnished to the stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2006 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, June 27, 2006, at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois, at 1:00 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Timothy J. Benson, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about May 26, 2006. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

The close of business on May 23, 2006 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately [3,291,204] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

A majority of the shares of outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting. For the election of directors, the two candidates receiving a plurality of the votes of shares of Common Stock are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve proposal two, provided a quorum is present. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock shall be required to approve proposal three, provided a quorum is present.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not deemed to be “votes entitled to vote.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or proposal two requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. However, broker “non-votes” will have the effect of votes against proposal three requiring approval of a majority of the outstanding shares of the Company’s Common Stock. Abstentions are not counted for purposes of the election of directors. However, because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal (other than the election of directors) has been approved, abstentions have the same effect as negative votes.

Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Any stockholder may change his or her vote prior to the meeting by revoking their proxy or by (1) submitting a proxy bearing a later date, (2) submitting new voting instructions via the Internet, or (3) calling the specifically designated telephone number.

PROPOSAL ONE

ELECT TWO DIRECTORS

FOR A ONE-YEAR TERM

(UNLESS PROPOSAL THREE DOES NOT PASS, IN

WHICH CASE THE TERMS WILL BE THREE YEARS)

The Board has nominated two candidates, Richard E. George and Mone Anathan, for election as directors for a one-year term expiring at the 2007 annual meeting of stockholders. Currently, the Board of Directors of the Company is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. If proposal three to amend the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of directors is not approved by the requisite vote of stockholders, then the directors elected at the Annual Meeting will be elected for a three-year term ending at the 2009 annual meeting of stockholders. In each case, directors are elected to serve for their respective terms and until their successors have been elected and qualified.

Each of the nominees has consented, if elected as a director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

The two nominees for directors receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote shall be elected as directors, provided a quorum is present. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

Certain information is given below for Richard E. George and Mone Anathan, the director nominees, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors.

Nominees for Director

Mr. George, age 67, has served as the Non-Executive Chairman of the Board of Directors since April 2002. From 1996 to the present, Mr. George has served as the President and Chief Executive Officer of R. G. Trends, Inc., an independent consulting company. From 1995 to 1996, he was President and Chief Executive Officer of Handy Andy Home Improvement Centers, Inc. From 1989 to 1994, Mr. George served as Chairman and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. From 1962 to 1988, Mr. George was employed by Jewel Companies, Inc./American Stores Company and its affiliates, where he held various management positions, including his most recent position of President and Chief Executive Officer of Osco Drug, Inc. Mr. George has a B.S. and M.A.S. from the University of Illinois and is a Certified Public Accountant.

Mr. Mone Anathan III, age 66, has been a director of the Company since April 27, 2006. Presently an independent investor, from July 1988 through June 1997, Mr. Anathan served as President, Treasurer and a director of Filene’s Basement Corp., an off-price specialty apparel chain. From June 1997 until November 1999, he served Filene’s Basement Corp. in the capacity of Vice Chairman of the board of directors and Chairman of the Executive Committee. He served as President of the Filene’s Basement division of Federated Department Stores, Inc. from February 1984 until Filene’s Basement was purchased from Federated Department Stores, Inc. in a management-led buyout in July 1988. Mr. Anathan was a member of the board of directors of Brookstone, Inc. from 1989 until 2005, serving various tenures as Chairman of its Audit Committee and a member of its Compensation Committee. Mr. Anathan also served as a director of Lebenthal Funds, Inc., a municipal bond management firm.

Directors Continuing in Office-Term to Expire in 2007

Mr. Evans, age 76, has served as a director of the Company since April 2002. From 1989 until his retirement in 1999, Mr. Evans was a consultant for Ernst & Young in its corporate financial services group, concentrating in the bankruptcy area. He became a partner at that firm in 1968. From 1978 through 1989,

Mr. Evans was a member of the corporate financial service group of Ernst & Whinney, a predecessor firm to Ernst & Young, concentrating on bankruptcy assignments, generally on behalf of unsecured creditors’ committees, with special emphasis in the apparel, retailing, food, drug and pharmaceutical industries. Mr. Evans joined S.D. Leidesdorf & Company, a predecessor firm to Ernst & Young, in 1954 as a junior accountant. Mr. Evans is also a director of Accord Financial Corp. and Penn Traffic Company.

Mr. Mand, age 69, has served as a director of the Company since April 2002. Mr. Mand is Chairman and Chief Executive Officer of Mand Associates, Limited, a consulting, speaking and writing firm. From March 1990 to June 1994, Mr. Mand was Executive Vice President and Chief Financial Officer of Nortel Networks. Prior to joining Nortel, Mr. Mand served in various positions with the DuPont Company from June 1961 to February 1990, most recently as Vice President and Treasurer and previously as Vice President and Comptroller. Mr. Mand is a director of Mizuho Corporate Bank (USA) and Townsends, Inc. Mr. Mand holds a B.S. from the University of Virginia and an M.B.A. from the University of Delaware.

Mr. Sandler, age 75, has served as a director of the Company since April 2002. Mr. Sandler is President of Robert S. Sandler LLC, a business and financial consulting company. From 1978 to 2001 Mr. Sandler served as Executive Vice President of HSBC Business Credit (USA) Inc. affiliate of HSBC Bank USA. Mr. Sandler holds a B.S. from the Wharton School at the University of Pennsylvania and attended the Graduate School of Business at Columbia University.

Directors Continuing in Office-Term to Expire in 2008

Mr. Rada, age 52, has served as President and Chief Operating Officer and a director since April 2002 and was named Chief Executive Officer in December 2002. Prior to his current role, Mr. Rada served as Executive Vice President from October 1999 to March 2002. From January 1998 to October 1999, he served as Senior Vice President and General Merchandise Manager. From 1997 to 1998, Mr. Rada served as the Vice President of General Merchandise for Bruno’s, Inc., a Birmingham, Alabama supermarket and drug chain. Prior to joining Bruno’s, he held various management and merchandising positions with Jewel Companies, Inc./American Stores Company, including Director and Merchandise Manager at Osco Drug, Inc./American Drug Stores and Vice President of Grocery Buying and Merchandising at Jewel Food Stores.

Mr. Holmes, age 47, has served as director of the Company since April 2002. Mr. Holmes is President and Chief Executive Officer of THG Global Inc., a global sourcing firm. From May 2001 to February 2005, Mr. Holmes was the President and Chief Executive Officer of The Holmes Group, an independent consulting company. Mr. Holmes has served as Vice President, Operations of BiWay Stores, a retail chain operating over 250 stores in Ontario and Atlantic Canada, from August, 2000 to May, 2001. Mr. Holmes was Senior Vice President, Merchandising of BiWay Stores from March, 1999 to August 2000. Prior to joining BiWay Stores, he was Vice President, Merchandising of White Rose Crafts & Nursery Sales Ltd. from 1996 to 1998. From 1977 to 1996 Mr. Holmes held various positions at Zellers Inc., Canada’s largest discount store chain, the most recent as Vice President, Merchandise Administration & Distribution.

Mr. O’Brien, age 59, has served as a director of the Company since April 2002. From October, 2005 to present, Mr. O’Brien has been a Vice President—Asset Management of Kennedy Associates Real Estate Counsel, Inc., a specialty pension fund advisory firm. From March, 2005 to October, 2005, Mr. O’Brien served as Senior Vice President of MTM Management and FST Asset Management, a luxury lodging firm. From July, 2001 to March, 2005, Mr. O’Brien served as a Managing Partner of RMG Capital Partners, LLC, a venture capital firm. Prior to joining RMG Capital Partners, LLC, Mr. O’Brien was a Director of New Development at Dolce International from April, 2000 to July, 2001, an Area Managing Director and General Manager at Starwood Hotel & Resorts from April, 1998 to April, 2000, Senior Vice President at Le Meridien Hotels & Resorts from 1995 to 1997, Executive Vice President at Sage Enterprises from 1994 to 1995, and a Vice President at United Airlines from 1987 to 1994. Mr. O’Brien was also employed by Westin Hotels & Resorts and its affiliates from 1968 to 1987 where he held various management positions. Mr. O’Brien holds a B.A. from Michigan State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Committees and Meetings of the Board of Directors

During the fiscal year ended January 28, 2006, the Board met eleven times. The Board currently has two standing committees: the Audit Committee and the Compensation Committee. The Board has determined that Messrs. Anathan, Evans, George, Holmes, Mand, O’Brien and Sandler are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. During the fiscal year ended January 28, 2006, each director attended all of the meetings of the Board and its committees on which he served, except Mr. Anathan who was not a member of the Board during the fiscal year ended January 28, 2006.

The Company’s non-management directors held eleven meetings during the fiscal year ended January 28, 2006 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairman of the Board or lead director, or in his or her absence, the person the Chairman of the Board or lead director so appoints. The Chairman of the Board currently presides over executive sessions of the non-management directors.

As a general matter, members of the Board of Directors are expected to attend the Company’s annual meeting of stockholders absent a pressing reason. All directors attended the 2005 annual meeting of stockholders, except Mr. Anathan who was not a member of the Board at that time.

The Audit Committee, which held ten meetings during the fiscal year ended January 28, 2006, consists of Mr. Evans, Mr. George and Mr. O’Brien. On April 27, 2006, Mr. Anathan was appointed to replace Mr. George on the Audit Committee. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors, for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board. A copy of the charter for the Audit Committee, as amended, is attached as Exhibit A to this Proxy Statement.

The Board has determined that all members of the Audit Committee are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. Additionally, the Board has determined that Mr. Evans is a “financial expert” as defined by the Securities and Exchange Commission’s regulations and has “financial sophistication” as required by Rule 4350 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee, which held fourteen meetings during the fiscal year ended January 28, 2006, consists of Mr. Mand, Mr. Holmes and Mr. Sandler. The Compensation Committee reviews and recommends to the Board for approval the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board. A copy of the charter for the Compensation Committee, as amended, is attached as Exihibit B to this Proxy Statement.

In connection with the identification and evaluation of director nominees for the Annual Meeting, the Board established a special nominating committee consisting of Messrs. Evans, O’Brien and Sandler. This special nominating committee met two times.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Stockholder Agreement

The Company has entered into an agreement, dated April 18, 2006 (the “Agreement”) with Cramer Rosenthal McGlynn, LLC and Cramer Rosenthal McGlynn, Inc. (collectively, “CRM”). Pursuant to the

Agreement, the Company agreed to appoint Mr. Anathan as a director and to renominate Mr. Anathan as a director at the Annual Meeting and the Company’s 2007 annual meeting of stockholders. The Company also agreed to appoint Mr. Anathan to the Audit Committee.

The Company also agreed to include a proposal in the Proxy Statement that, if approved by stockholders, would amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board and provide for annual election of all directors.

The Agreement provides for, among other things, CRM and its affiliates to vote its shares for the election of the Board’s nominees for election as directors at the Annual Meeting and to observe certain normal and customary standstill provisions through February 1, 2007.

Director Nominees

The Board of Directors does not currently have a separately designated nominating committee. As a result, the members of the Board of Directors who are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers perform the functions that would typically be performed by a nominating committee. In this capacity, the independent members of the Board of Directors, among other things, establish and periodically review the criteria for board membership, identify new director candidates, evaluate incumbent directors and make determinations regarding the appropriate size of the Board of Directors and the appointment of members to the Board of Directors’ committees. The Board of Directors may retain a third-party search firm to assist it in identifying potential new director candidates.

The independent members of the Board of Directors will consider a stockholder’s nominee for election to the Company’s Board of Directors in 2007 if any such suggestion is made in writing, includes biographical data and a description of such nominee’s qualifications and is accompanied by the written consent of such nominee. Any such suggestion for nominees must be mailed to the Company at 2727 Diehl Road, Naperville, Illinois 60563, Attention: Secretary, and received by the Secretary no later than March 1, 2007. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Director Nominee.” Nominees for election to the Board of Directors should at minimum satisfy the following criteria:

•	Possess the integrity and mature judgment essential to effective decision making.

•	Have the ability and willingness to commit necessary time and energy to prepare for, attend and participate in meetings of the Board of Directors and one or more of its standing committees and not have other directorships, trusteeships or outside involvements which would materially interfere with responsibilities as a director of the Company.

•	Have the willingness and availability to serve at least one term.

•	Have the willingness and ability to represent the interests of all of the Company’s stockholders rather than any special interest or constituency while keeping in perspective the interests of the Company’s employees, customers, local communities and the public in general.

•	Have background and experience that complement the background and experience of other members of the Board of Directors.

•	Be a Company stockholder or willing to become a Company stockholder.

•	Be free from interests that are or would present the appearance of being adverse to, or in conflict with, the interests of the Company.

•	Have a proven record of competence and accomplishment through demonstrated leadership in business, education, government service, finance or the sciences, including director, CEO or senior management experience; academic experience; technical and industry experience; financial and accounting experience; or other relevant experiences which will provide the Board of Directors with perspectives that will enhance Board of Directors effectiveness, including perspectives that may result from diversity in ethnicity, race, gender, national origin or nationality.

Stockholder Communications to Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 2727 Diehl Road, Naperville, Illinois 60563. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication”. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics for Principal Executive and Senior Financial Officers which is applicable to the Company’s Chief Executive Officer and Chief Accounting Officer. The Company undertakes to, and will, deliver to any person a copy of its Code of Ethics for Principal Executive and Senior Financial Officers upon request submitted to Factory Card & Party Outlet Corp. 2727 Diehl Road, Naperville, Illinois 60563, Attn: Secretary.

Compensation of Directors

Directors who are officers of the Company do not receive any additional compensation for their services as directors. Non-employee directors of the Company receive the following compensation:

•	a quarterly retainer of $6,875;

•	a fee of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone;

•	a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone, in each case only if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

The Chairmen of the Compensation Committee and the Audit Committee each receive an additional quarterly fee of $1,750 and $1,250, respectively. The Chairman of the Board receives an additional $8,125 per quarter.

Non-employee directors participate in one equity compensation plan of the Company, the 2002 Non-Employee Directors Stock Option Plan. The Board has a policy for the annual grant of non-qualified stock options to purchase 5,000 shares of the Company’s Common Stock to continuing non-employee directors. All options granted to such directors will have an exercise price equal to 100% of the fair market value on the date of grant and will vest over a three-year period from the grant date. For the 2006 fiscal year, the Board waived this policy and determined it will not issue any options to members of the Board of Directors.

Additionally, the Board has a policy that the Non-Executive Chairman of the Board will receive at the same time additional non-qualified stock options in the amount of 5,000 shares, which options will have the same exercise price and will also vest over a three-year period from the grant date.

MANAGEMENT

The following table sets forth certain information with respect to the executive officers (“Executive Officers”) of the Company as of May 1, 2006.

Name	Age	Position
Gary W. Rada	52	President, Chief Executive Officer and Director
Jarett A. Misch	37	Vice President, Controller and Chief Accounting Officer
Timothy F. Gower	55	Senior Vice President, Operations

Information with respect to the background and positions held at the Company of Mr. Rada is set forth above under proposal one.

Mr. Gower has served as Senior Vice President, Operations since October 1999. From April 1998 to October 1999, Mr. Gower served as Vice President, Retail Store Operations. Prior to that, from August 1997 to March 1998, he served as Vice President of Store Operations for Zellers Inc., Canada’s largest discount chain. Prior to joining Zellers, he held various store operations positions with Office Max and F&M SuperDrug Stores.

Mr. Misch has served as Vice President, Controller and Chief Accounting Officer since November 2005. Mr. Misch served as Controller from April 2002 to December 2, 2005 and Assistant Controller from April 1999 to April 2002. Mr. Misch holds a B.S. in Business from Indiana University and is a Certified Public Accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company emerged from bankruptcy on April 9, 2002. Pursuant to its plan of reorganization, all pre-bankruptcy common stock of the Company was cancelled and the Company issued 3,000,000 shares of new Common Stock. The Company also issued the following warrants to purchase an aggregate of 306,934 additional shares of Common Stock:

1)	Series A warrants exercisable for an aggregate of 76,692 shares of Common Stock any time prior to April 9, 2006 at a price of $5.50 per share, of which warrants for 54,242 shares were exercised prior to the expiration date;

2)	Series B warrants exercisable for an aggregate of 92,512 shares of Common Stock any time prior to April 9, 2008 at a price of $8.00 per share, of which warrants for 16,738 shares were exercised as of May 1, 2006;

3)	Series C warrants exercisable for an aggregate of 76,692 shares of Common Stock any time prior to April 9, 2010 at a price of $8.00 per share, of which warrants for 4,364 shares were exercised as of May 1, 2006; and

4)	Series D warrants exercisable for an aggregate of 61,038 shares of Common Stock any time prior to April 9, 2010 at a price of $17.00 per share, of which warrants for 888 shares were exercised as of May 1, 2006.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of May 18, 2006, for (1) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (2) each of the Company’s directors, (3) each of the current and former named executive officers appearing in the Summary Compensation Table below (the “Named Executive Officers”) and (4) all current directors and Executive Officers as a group.

Directors, Executive Officers and 5% Stockholders	Number(1)	Percent
Midwood Capital Management, LLC(2)	250,000	7.6
Skylands Capital, LLC(3)	228,929	7.0
Cramer Rosenthal McGlynn, LLC(4)	200,900	6.1
Gary W. Rada(5)	198,500	5.8
Timothy F. Gower(6)	101,000	3.0
Jarett A. Misch(7)	19,150	*
Mone Anathan	3,000	*
Richard E. George(8)	45,833	1.4
Ben Evans(9)	33,666	1.0
Peter M. Holmes(9)	31,666	1.0
Martin G. Mand(10)	31,666	1.0
Patrick W. O’Brien(11)	26,292	*
Robert S. Sandler(9)	33,166	1.0
James D. Constantine(12)	48,648	1.5
All Executive Officers and directors as a group (10 persons)(13)	523,939	14.1

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and/or warrants held by that person that are currently exercisable or exercisable within 60 days of May 18, 2006, are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Based on a Schedule 13D (Amendment No. 2) dated March 27, 2006 filed by Midwood Capital Management, LLC. The address of Midwood Capital Management, LLC is One Washington Mall, 8th Floor, Boston, MA 02108.
(3)	Based on Schedule 13G dated February 1, 2006 filed by Skylands Capital, LLC. The address of Skylands Capital, LLC is 1200 North Mayfair Road, Suite 250, Milwaukee, WI 53226.
(4)	Based on a Schedule 13D (Amendment No. 3) dated May 2, 2006 filed by Cramer Rosenthal McGlynn, LLC. The address of Cramer Rosenthal McGlynn, LLC is 520 Madison Avenue, New York, NY 10022.
(5)	Includes 148,000 shares subject to options exercisable within 60 days of May 18, 2006.
(6)	Includes 70,000 shares subject to options exercisable within 60 days of May 18, 2006.
(7)	Includes 9,200 shares subject to options exercisable within 60 days of May 18, 2006.
(8)	Includes 43,333 shares subject to options exercisable within 60 days of May 18, 2006.
(9)	Includes 31,666 shares subject to options exercisable within 60 days of May 18, 2006.
(10)	Includes 29,666 shares subject to options exercisable within 60 days of May 18, 2006.
(11)	Includes 21,666 shares subject to options exercisable within 60 days of May 18, 2006.
(12)	Includes 48,500 shares subject to options exercisable within 60 days of May 18, 2006. Mr. Constantine resigned as a director and Chief Financial Officer of the Company on December 2, 2005.
(13)	Includes 416,863 shares subject to options exercisable within 60 days of May 18, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended January 28, 2006, all Reporting Persons complied with all applicable filing requirements.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (1) each person that served as the Company’s Chief Executive Officer during the last fiscal year of the Company, (2) the other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the “Named Executive Officers”) and (3) James D. Constantine, who served as Executive Vice President and Chief Financial and Administrative Officer until December 2, 2005.

	Annual Compensation			Long-Term Compensation
Name	Fiscal Year(1)	Salary ($)	Bonus($)(2)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
Gary W. Rada(5) President, Chief Executive and Operating Officer	2005 2004 2003	417,115 399,231 373,558	135,975 167,670 162,891	71,910 24,900 — —	(4) (3)	28,000 36,000	18,899 18,875 19,643

Jarett A. Misch(6) Vice President, Controller and Chief Accounting Officer	2005 2004 2003	132,310 116,289 106,038	18,673 24,530 27,887	47,940 19,565	(4) (3)	3,000 4,000	4,084 2,957 2,560

Timothy F. Gower (7) Senior Vice President, Operations	2005 2004 2003	249,462 240,500 227,115	46,435 67,068 79,925	59,925 16,600 — —	(4) (3)	12,000 16,000	16,311 14,925 14,698

James D. Constantine (8) Former Executive Vice President and Chief Financial and Administrative Officer	2005 2004 2003	248,798 284,135 264,231	55,401 99,188 117,281	16,600 — —	(3)	16,000 26,000	16,375 16,920 19,786

(1)	The Company’s fiscal year ends on the Saturday closest to January 31.
(2)	The amounts shown in the bonus column represent payments under the Company’s Management Incentive Plan. Includes bonus amounts earned in the fiscal year.
(3)	Except as noted below, restricted stock grants were made on June 8, 2005 and vest 33 1/3% each anniversary of the grant. Mr. Misch was awarded 2,000 shares of restricted stock on December 16, 2005 that vest 33 1/3% each anniversary of the grant. Values in the restricted stock award column are calculated by multiplying the date of the grant fair market value ($8.30 per share or $6.67 per share in the case of the December 16, 2005 grant) by the number of shares granted.
(4)	Restricted stock grants were made on January 31, 2006 and are subject to performance vesting as follows: (a) 50% if the Company achieves a return on invested capital (ROIC) of between 12.5% and 12.9% for any rolling 12 consecutive-month period beginning after January 28, 2006 and ending on or before the earlier of (i) a specified change of control and (ii) February 2, 2009; (b) an additional 25% if the ROIC for any such period is between 13.0% and 13.4%; and (c) an additional 25% if the ROIC for any such period is 13.5% or above. Values in the restricted stock awards column are calculated by multiplying the date-of-grant fair market value ($7.99 per share) by the number of shares granted.
(5)	All Other Compensation for fiscal 2005 includes 401(k) matching contribution of $2,276, group term life insurance premium of $1,240, car allowance of $7,200 and $8,183 of Supplemental Incentive Savings Plan benefits.
(6)	Mr. Misch was appointed Vice President and Chief Accounting Officer on December 2, 2005. All Other Compensation for fiscal 2005 includes 401(k) matching contribution of $3,152, group term life insurance premium of $194 and car allowance of $738.

(7)	All Other Compensation for fiscal 2005 includes 401(k) matching contribution of $4,679, group term life insurance premium of $2,311, car allowance of $7,200 and $2,121 of Supplemental Incentive Savings Plan benefits.
(8)	Mr. Constantine resigned on December 2, 2005. All Other Compensation for fiscal 2005 includes 401(k) matching contribution of $4,213, group term life insurance premium of $1,240, car allowance of $7,200 and $3,722 of Supplemental Incentive Savings Plan benefits. See also “Separation Agreement” below for a description of severance amounts payable to Mr. Constantine.

Employment Agreements

Gary W. Rada (President and Chief Executive Officer), Jarett A. Misch (Vice President, Controller and Chief Accounting Officer) and Timothy F. Gower (Senior Vice President, Operations) each has an employment agreement with the Company, which provides for the continued employment of each in his present capacity with the Company through April 8, 2009 for Mr. Rada and April 7, 2008 for Messrs. Misch and Gower; provided that such term is automatically extended for subsequent one-year terms unless either the executive or the Company gives written notice to the other of a desire not to extend at least 60 days prior to the end of the initial term or any additional term, as applicable.

During the term, the Company agrees to pay the executives the following annual salaries, subject to annual review and increases at the discretion of the Board: Mr. Rada—$405,000; Mr. Misch—$183,000 and Mr. Gower—$243,000. As of May 18, 2006, the annual salaries of the executive officers is as follows; Mr. Rada—$420,000, Mr. Misch—$183,000 and Mr. Gower—$257,000. In addition, each of the executives is entitled to a cash bonus in accordance with the Company’s management incentive plan for each fiscal year during the term of 40% to 150% of the executive’s target bonus of 70% of annual salary for Mr. Rada, 30% for Mr. Misch and 40% for Mr. Gower.

Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason during the term, he is entitled to receive: (1) any accrued and unpaid salary and bonus and a prorated bonus in respect of the fiscal year in which termination occurs, calculated at the executive’s target bonus level; (2) a severance payment, payable in cash in equal installments over the Severance Period (as defined below) (or in a lump sum payment upon a change of control), equal to the quotient obtained by dividing the number of days in the Severance Period by 365 times the sum of (x) the executive’s then current annual base salary and (y) the executive’s target bonus; (3) full acceleration of vesting on stock options, restricted stock and any other awards under any equity based incentive arrangement; and (4) continuation of medical and dental benefits for the executive, his spouse and other dependents for the Severance Period. The Severance Period for Mr. Rada is the greater of 18 months or the remainder of the term; provided that such period shall be 36 months if Mr. Rada is terminated without cause or resigns for good reason after a change of control. The Severance Period for Messrs. Misch and Gower is the greater of 12 months or the remainder of the term; provided that such period shall be 18 months if such executive is terminated without cause or resigns for good reason after a change of control.

Each of the executives is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.

Executive Severance Plan

The Company has an Executive Severance Plan, as amended on December 9, 2005, which covers officers of the Company who are not subject to an employment agreement with the Company. A participant in the Plan who is terminated without cause or terminates his or her employment for good reason is entitled to severance pay equal to the sum of six months of salary (eighteen months if such termination occurs within two years after a change of control) plus pro rata target bonus, payable in equal installments over a period of six, or if applicable eighteen months. The severance payments are subject to the participant’s compliance with non-competition provisions during the severance period.

Separation Agreement

The Company and Mr. James D. Constantine entered into a Waiver and Release dated as of December 2, 2005 (the “Separation Agreement”) pursuant to which Mr. Constantine resigned all of his positions as a director, officer and employee of the Company. Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Constantine a gross amount of $287,500, minus customary payroll deductions, as follows: (i) $143,750 on the six month anniversary of the Separation Agreement; and (ii) the remaining $143,750 paid in equal installments in accordance with the Company’s payroll practices over the following six months. Mr. Constantine is also be entitled to continued participation in the Company’s health and life insurance benefit plans during the 12 month period following the date of the Separation Agreement. The Company also accelerated the vesting of all unvested stock options and restricted stock held by Mr. Constantine and extended the exercise period of all stock options held by Mr. Constantine, which would have expired 90 days after termination of Mr. Constantine’s employment, until the seventh month anniversary of the date of the Separation Agreement.

The Separation Agreement also contains mutual releases and confidentiality and non-compete provisions.

Option Grants in Last Fiscal Year

There were no grants of stock options to the Named Executive Officers during the fiscal year ended January 28, 2006.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to the value of “in-the-money” stock options outstanding at January 28, 2006 (which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on January 28, 2006) for each of the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended January 28, 2006.

	Number of Securities Underlying Unexercised Options At January 28, 2006(#)		Value of Unexercised In-the-Money Options at January 28, 2006(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary W. Rada	108,000	12,000	$429,380	$19,440
Jarett A. Misch	4,866	1,334	$13,647	$2,161
Timothy F. Gower	52,666	5,334	$207,479	$8,641
James D. Constantine	86,000	0	$316,720	$0

(1)	Based upon the market price of $8.00 per share, which was the last closing price per share of Common Stock prior to January 28, 2006, less the option exercise price payable per share.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Approved by Stockholders

2003 Equity Incentive Plan.    The Board of Directors adopted the 2003 Equity Incentive Plan (the “Incentive Plan”) on January 27, 2003 and the Plan was approved by stockholders at the 2003 annual meeting of stockholders. As of May 1, 2006, 87,985 shares are available for issuance under the Incentive Plan. A copy of the Incentive Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2003.

The Compensation Committee of the Board has the authority to administer the Incentive Plan and has complete discretion, subject to the provisions of the Incentive Plan, to authorize stock options (including incentive stock options, and reload options), stock appreciation rights, restricted shares, dividend equivalents, performance units, performance shares and other stock-based awards. The maximum number of shares of Common Stock of the Company available for delivery in settlement of awards is 500,000. The Incentive Plan provides for awards to employees, potential employees, officers and potential officers of the Company or an affiliate. The Incentive Plan may be amended or terminated by the Board without further stockholder approval, unless such approval of an amendment is required by law or regulation. Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on January 27, 2013.

Equity Compensation Plans Not Approved by Stockholders

2002 Stock Option Plan.    The Board of Directors ratified the 2002 Stock Option Plan (the “Employee Plan”) on April 23, 2002. As of May 1, 2006, 19,484 shares are available for issuance under the Employee Plan. A copy of the Plan was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K dated April 8, 2002.

The Compensation Committee of the Board, and the Board itself, have separate but concurrent authority to administer the Employee Plan and have complete discretion, subject to the provisions of the Employee Plan, to authorize non-qualified stock option grants under the Employee Plan. The maximum number of shares of Common Stock available for issuance over the term of the Employee Plan may not exceed 333,334 shares. Officers and other employees of the Company and its subsidiaries are eligible to participate in the Employee Plan. Non-qualified options may be granted under the Employee Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years. The Board may amend or modify the Employee Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Employee Plan at any time, and the Employee Plan will in all events terminate on the tenth anniversary of the date the Plan was adopted by the Board.

2002 Non-Employee Directors Stock Option Plan.    The Board of Directors adopted the 2002 Non-Employee Directors Stock Option Plan (the “Director Plan”) on April 23, 2002. As of May 1, 2006, 53,334 shares are available for issuance under the Director Plan. A copy of the Director Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002.

The Board of Directors has the authority to grant non-qualified stock options under the Director Plan. The maximum number of shares of Common Stock available for issuance over the term of the Director Plan may not exceed 300,000 shares. Directors who are not officers or employees of the Company are eligible to participate in the Director Plan. Non-qualified options may be granted under the Director Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. The Board may amend or modify the Director Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Director Plan at any time, and the Director Plan will terminate on the tenth anniversary of the date the Plan was adopted by the Board.

Summary Table

The following table sets forth information regarding equity compensation plans under which equity securities of the Company were authorized for issuance as of May 1, 2006.

Equity Compensation Plans

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Options		Weighed Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	324,185		$8.60	87,985
Equity compensation plans not approved by stockholders (2)	449,700	(3)	$4.81	72,818	(4)

Total	773,885		$6.40	160,803

(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Incentive Plan.
(2)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Employee Plan and the Director Plan.
(3)	Includes 234,700 outstanding options for common stock pursuant to the Employee Plan and 215,000 outstanding options for common stock pursuant to the Director Plan.
(4)	19,484 options remain available for issuance pursuant to the Employee Plan and 53,334 options remain available for issuance pursuant to the Director Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board was formed in April 2002 and consists of Martin G. Mand, Peter M. Holmes and Robert S. Sandler. The Compensation Committee’s primary responsibilities include reviewing and recommending to the full Board (excluding any interested director) for approval the compensation of the Company’s executive officers, such compensation consisting of salary, bonuses, benefits and other compensation. The Compensation Committee has the authority to grant stock options and other awards under the Company’s equity-based plans.

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options and other stock-based awards, and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for performance and to align relative compensation with the achievements of key business objectives and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salary levels for the Company’s executive officers have been established by their respective employment agreements. The base salaries are reviewed annually and may be adjusted by the board, based on recommendation by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, length of service, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s general financial performance. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of equity awards. For the purposes of the Company’s management incentive bonus plan, performance is measured according to achievement of approved target levels in specified categories established by the Board. If the targeted levels are met, generally, each participant may earn a bonus of up to a specified percentage of such participant’s base salary, which ranges between 30% and 70% of salary for executive officers. If the targeted levels are exceeded, additional bonuses are earned. The maximum bonus which can be earned in any fiscal year by a participant is 150% of the targeted bonus.

The performance goals for fiscal 2005 were earnings before taxes, net inventory turn and in stock performance. The Company did not meet the earnings before taxes or net inventory turn goals, but it did exceed the targeted level of in stock performance. Accordingly, the three current and one former executive officers received cash bonuses aggregating $256,484 or 46% of the target bonus for such officers. The bonuses paid to executive officers for the past three years are shown in the Summary Compensation Table above.

Actual bonuses payable to executive officers under the Company’s management incentive bonus plan for fiscal 2006 will be based on the Company’s achievement of the following performance goals established by the

Board of Directors upon the recommendation of the Compensation Committee: 80% of the target bonus depends upon the Company’s 2006 earnings before taxes performance; and 20% of the target bonus depends upon the Company’s inventory turn performance; provided that no bonus will be paid unless the Company achieves 80% of the Company’s earnings before taxes performance target.

Stock-Based Awards. Stock options and other stock-based awards may be granted to executive officers and other employees under the Company’s stock plans. Because of the direct relationship between the value of a stock-based award and the stock price, the Compensation Committee believes that stock-based awards motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock-based awards are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options granted to executive officers and other employees generally vest and become fully exercisable over at least a three-year period. However, the Board has authority to grant options with differing vesting periods. No stock options were granted to the Named Executive Officers or any other employees in fiscal 2005, except for 3,800 options granted to non-officers in connection with promotions and new hires.

The Committee also has the authority to grant alternative forms of long-term compensation under the Company’s equity plans, including restricted stock and stock appreciation rights, that will motivate the Company’s executives and align their interests with those of the stockholders. The principal factors considered in granting stock-based awards to executive officers of the Company include prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Company’s stock plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

In June 2005, the Compensation Committee, after consulting with an independent third party compensation consultant and reviewing pending changes in the accounting treatment of stock options with its legal and accounting advisors, determined to recommend to the Board a shift from the grant of stock options to the grant of restricted stock. In developing this recommendation, the Compensation Committee considered, among other things, the objective of retaining and motivating employees to achieve long-term stockholder value, the pending changes to the accounting treatment of stock options and the impact of dilution.

In June 2005, the Board, upon recommendation of the Compensation Committee, granted to executive officers an aggregate of 7,000 shares of restricted stock that vest 33 1/3% per year. This grant was designed as an interim component of the Company’s stock-based awards for fiscal 2005. The Compensation Committee determined to reexamine potential additional restricted stock grants later in fiscal 2005 based on the Company’s performance and the final accounting rules relating to equity grants.

In January 2006, the Board, upon recommendation of the Compensation Committee, granted to executive officers an aggregate of 22,500 shares of restricted stock. The shares are subject to performance vesting as follows: (a) 50% if the Company achieves a return on invested capital (ROIC) of between 12.5% and 12.9% for any rolling 12 consecutive-month period beginning after January 28, 2006 and ending on or before the earlier of (i) a specified change of control or (ii) February 2, 2009; (b) an additional 25% if the ROIC for any such period is between 13.0% and 13.4%; and (c) an additional 25% if the ROIC for any such period is 13.5% or above. In addition, subject to certain exceptions such as death, disability, etc., the recipient of the restricted stock must remain employed by the Company during the period the Company achieves the specified ROIC performance. In the event that the Company does not achieve the specified ROIC performance on or prior to the earlier of (a) a specified change of control or (b) February 2, 2009, the shares of restricted stock will be forfeited.

In recommending this grant to the Board, the Compensation Committee considered, among other things, the relative value of restricted stock compared to stock options, the interim grant of restricted stock in June 2005 and the accounting treatment for the equity grant. The Compensation Committee determined that this grant was designed to provide additional incentives to the executive officers during the three year period ending February 2, 2009.

The Compensation Committee believes that the grant of restricted stock with performance vesting provides additional incentives to executives to: (a) positively drive short-term and long-term earnings performance; (b) achieve the Company’s previously announced 13.5% return on invested capital goal; and (c) make a long-term career at the Company.

Other Benefit Plans.    The Company has adopted certain general employee benefit plans in which executive officers participate on parity with other employees, including a Supplemental Incentive Savings Plan.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”) disallows a deduction by the Company for annual compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Non-performance based annual compensation has not exceeded $1.0 million for any executive officer to date, and as such, there has been no limitation as to the deductibility of executive officer compensation. Moreover, the Incentive Plan was approved by stockholders to comply with the Section 162(m) performance-based exemption. The Compensation Committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will continue to address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The Chief Executive Officer of the Company is eligible to participate in the same plans available to other officers. Mr. Rada’s salary earned for the fiscal year ended January 28, 2006 was $417,115. Pursuant to the terms of his employment agreement, Mr. Rada was eligible for a target bonus of 70% of his annual base salary for fiscal 2005 based on the attainment of the Company’s pre-tax earnings, net inventory turn and in stock performance. The Board, upon recommendation of the Compensation Committee, awarded Mr. Rada a bonus under the Company’s management incentive bonus plan equal to $135,975 for fiscal 2005 or 33% of his salary. The Board upon recommendation of the Compensation Committee, also granted to Mr. Rada 3,000 shares of restricted stock, which vest 33 1/3% each anniversary of grant, and 9,000 shares of restricted stock subject to the performance vesting described above.

The compensation of the Chief Executive Officer is reviewed annually on the same basis as described above for all executive officers. Upon recommendation of the Compensation Committee, the Board elected not to increase Mr. Rada’s base salary or target bonus for fiscal 2006. Mr. Rada’s salary will remain unchanged from the prior year at $420,000 and his target bonus under the management incentive plan will remain at 70% of his annual base salary. Mr. Rada’s base salary and target bonus for fiscal 2006 was established in part by comparing the base salaries and bonuses of chief executive officers at other retailers and the performance of the Company.

MEMBERS OF THE COMPENSATION COMMITTEE

Martin G. Mand (Chairman)

Peter M. Holmes

Robert S. Sandler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2005, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Company’s Compensation Committee.

STOCK PERFORMANCE GRAPH

The information contained in this graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Company’s Common Stock has traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers, under the symbol “FCPO.OB” from May 30, 2002 through November 17, 2003. On November 18, 2003 the Company began trading on the NASDAQ National Market under the ticker symbol FCPO.

The following graph compares for the period from February 1, 2003 through January 28, 2006 (a) the total stockholder return on the Company’s Common Stock with (b) the total return on the common equity of all domestic issuers traded on the Nasdaq National Market and Nasdaq SmallCap Market (“NASDAQ Market Index”) and (c) the total return on the common equity of all domestic issuers comprising the S&P Retail Index (“Retail Index”). The total return for the Company’s Common Stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each period.

	February 1, 2003	January 31, 2004	January 29, 2005	January 28, 2006
Factory Card & Party Outlet	100	436	416	291
Retail Index	100	148	169	182
Nasdaq Market Index	100	156	154	174

PROPOSAL TWO

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has served as the Company’s independent auditors since June 12, 2002 and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending February 3, 2007. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its selection of auditors.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

The Company has been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company. During the Company’s fiscal year ended January 28, 2006 and January 29, 2005, the Company incurred the following aggregate fees for services performed by Deloitte & Touche LLP.

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2005 and fiscal 2004 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2005 and fiscal 2004.

	Fees ($)
Services Rendered	2005	2004
Audit services(1)	291,000	256,000
Audit-related services(2)	26,535	19,750
Tax services(3)	52,350	63,050

(1)	Includes professional services for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings, services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings or engagements and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.
(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Includes fees associated with tax compliance, tax advice and domestic tax planning. This category includes fees relating to other services related to tax disclosure and filing requirements.

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditors. The Audit Committee may either pre-approve such services based on the amount of fees associated with such services without consideration of specific case-by-case services (“general approval”) or pre-approve specific services (“specific pre-approval”). Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors is best positioned to provide the most effective and efficient services, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the services enhance the Company’s ability to manage or control risks and improve audit quality.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee must be supported by detailed back-up documentation regarding the specific services rendered. Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by either the independent auditors or Company management and must include a joint statement from both the independent auditors and Company management as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee has designated the Chief Accounting Officer to monitor the services provided by the independent auditors, to determine whether such services are in compliance with the pre-approval policy and to report the results of such monitoring to the Audit Committee on a periodic basis.

The Audit Committee has determined that the provision of non-audit services to the Company by Deloitte & Touche LLP was compatible with maintaining the independence of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION AND APPROVAL OF THE APPOINTMENT OF

DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT

AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2007

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 28, 2006, which include the consolidated balance sheets of the Company as of January 28, 2006 and January 29, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the 52 weeks ended January 28, 2006 and January 29, 2005, and the notes thereto.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2006 for filing with the Securities and Exchange Commission. The Committee has selected, subject to stockholder approval, Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 3, 2007.

MEMBERS OF THE AUDIT COMMITTEE*

Ben Evans (Chairman)

Richard E. George

Patrick O’Brien

*	Mr. Anathan, who replaced Mr. George in his Audit Committee capacity, was appointed as a member of the Audit Committee following issuance of this report.

PROPOSAL THREE

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board, in its continuing review of corporate governance matters, and after careful consideration and after consulting management and outside advisors, has adopted and now recommends stockholder approval of a proposal to amend Article Sixth of the Company’s Amended and Restated Certificate of Incorporation to eliminate the classification of the Board. The Company’s Amended and Restated Certificate of Incorporation currently provides that the Board shall be divided into three classes, with the directors in each class standing for election at every third annual meeting of stockholders. The Board has determined that this provision should be amended to provide instead for the annual election of all directors. The Board has unanimously adopted a resolution approving a declassification amendment to the Amended and Restated Certificate of Incorporation, which will provide for the annual election of all directors, and is recommending that stockholders approve that amendment. The text of the proposed amendment is set forth as Exhibit C to this Proxy Statement.

If the amendment is approved by stockholders, the terms for all directors would end at the Company’s 2007 annual meeting of stockholders. Beginning with the 2007 annual meeting, all directors would be elected for one-year terms at each annual meeting. The amendment will become effective as soon as practicable following the Annual Meeting, subject to the Company filing the amendment with the Secretary of State of the State of Delaware, which it anticipates doing as soon as practicable following the amendment’s approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by telephone, Internet, or by returning the accompanying proxy card in the enclosed envelope.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the annual meeting of stockholders to be held in 2007, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company, at the principal executive offices of the Company, between March 1, 2007 and April 1, 2007. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of the Company which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s Annual Meeting of Stockholders to be held in 2007 must be received by the Company not later than February 28, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, FACTORY CARD & PARTY OUTLET CORP., 2727 DIEHL ROAD, NAPERVILLE, ILLINOIS 60563-2371, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON REQUESTING A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Timothy J. Benson

Secretary

May 26, 2006

Naperville, Illinois

Exhibit A

FACTORY CARD & PARTY OUTLET CORP.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including rules of the Securities and Exchange Commission (the “Commission”) and the NASDAQ. The Committee shall also review and approve affiliated (or related) party transactions.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence requirements of the NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including Commission and NASDAQ rules). At least one member of the Audit Committee shall be a “audit committee financial expert” as defined by the Commission and “financially sophisticated” as defined by the NASDAQ rules. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor, prior to filing or public disclosure of, the annual audited financial statements, including disclosures made in management’s discussion and analysis, the results of the independent auditor’s audit of the annual financial statements, the selection, application and disclosure of critical accounting policies and practices used and any management certification thereto; and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor, prior to filing or public disclosure of, the Company’s interim financial information, earnings press releases and quarterly financial statements included in the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements, the selection, application and disclosure of critical accounting policies and practices used and any management certification thereto.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.    Review with management, the independent accountants on a continuing basis:

(a)    the adequacy and integrity of the Company’s system of auditing and accounting procedures;

(b)    the Company’s financial reporting processes, both internal and external;

(c)    the adequacy of the Company’s system of internal controls, including any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

(d)    the Company’s disclosure controls and procedures;

(e)    the disclosure regarding internal controls and disclosure controls and procedures required by SEC rules to be contained in the Company’s periodic reports; and

(f)    the attestations or reports relating to such disclosure, including the Company’s internal controls report and the independent auditor’s attestation of the report prior to filing of the Company’s Form 10-K.

5.    Review and discuss quarterly reports from the independent auditors on:

(a)    All critical accounting policies and practices to be used.

(b)    All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)    Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.    Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.    Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.    Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Audit Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed Statement on Auditing Standards No. 61 (“SAS 61”) (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with the independent accountants; and (iii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

Oversight of the Company’s Relationship with the Independent Auditor

12.    Review and evaluate the lead partner of the independent auditor team.

13.    Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14.    Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and the audit committee’s responsibility for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

15.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16.    Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

17.    Approve the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

19.    Review the appointment and replacement of the senior internal auditing executive.

20.    Review the significant reports to management prepared by the internal auditing department and management’s responses.

21.    Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

22.    Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

23.    Obtain reports from management, the Company’s senior internal auditing officer and the independent auditor that the Company and its subsidiary are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated (or related) party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

24.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

26.    Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Exhibit B

FACTORY CARD & PARTY OUTLET CORP.

COMPENSATION COMMITTEE CHARTER

The Board of Directors of Factory Card & Party Outlet Corp. (the “Company”) hereby establishes the Compensation Committee (the “Committee”) with authority, responsibility, and specific powers as described below.

Composition

The Committee shall have three members. Each member of the Committee shall (a) be a member of the Board of Directors, (b) be independent, as such term is defined by SEC and Nasdaq rules, and (c) be a “disinterested person” within the meaning of Rule 16b-3 (“Rule 16b-3”) of the General Rules and Regulations under the Securities Exchange Act of 1934 with respect to all employee benefit plans of the Company subject thereto. One of the members shall be appointed Chairman of the Committee by the Board of Directors.

Authority

The Committee shall make recommendations to the Board of Directors regarding the compensation for the Company’s officers and directors, administer the stock option plans adopted by the Company (the “Stock Option Plans”), oversee all of the Company’s employee benefit plans and perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities hereunder. The Committee may delegate any functions and powers to the Chief Executive Officer of the Company or any other officer or employee of the Company if, in the exercise of its judgment, the Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to (a) the intent of the Board of Directors expressly set forth in its resolutions, (b) the Bylaws and Certificate of Incorporation of the Company, or (c) the Delaware General Corporation Law.

Meetings

The Committee is to meet as many times as the Committee deems necessary. Meetings for the consideration of pertinent matters may be requested by the Chairman of the Board, the Chief Executive Officer or the President of the Company, the Chairman of the Committee, or by any member of the Committee by request to the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum at any meeting.

Attendance

As necessary or desirable, the Chairman of the Committee may request that the members of management or independent consultants be present at the meetings of the Committee.

Minutes

The Committee shall keep regular minutes of each meeting and send a copy of the minutes to members of the Committee and to the members of the Board of Directors who are not members of the Committee.

Responsibilities and Powers

In meeting its responsibilities, the Compensation Committee shall:

1.    Make its independent perspective available to management for consultation in respect of the Company’s policies with regard to major issues of compensation.

2.    Review with management and recommend to the Board of Directors the adoption of all new employee benefits plans, and any additions, deletions or modifications to the Company’s employee benefits plans.

3.    Administer and grant stock options or other awards permitted under the various employee benefit plans, including the Stock Option Plans. The Compensation Committee shall have authority to grant awards permitted under the Stock Option Plans notwithstanding that the Board of Directors has retained for itself authority to grant awards unless the Board action retaining such authority shall state that the Compensation Committee shall not have that authority.

4.    Oversee all of the Company’s employee benefit plans. Regular administration shall be performed by the Company’s management and (a) in the case of any Internal Revenue Code Section 401(k) savings plan, the 401(k) committee established by this Compensation Committee or previously established by the Board of Directors, and (b) in the case of the Company’s Amended Management Severance Plan, the severance committee formed in compliance with such Plan.

5.    Consult with management and make recommendations to the Board of Directors regarding the annual salary, bonus, stock options, and other compensation and benefits, direct and indirect, of the Company’s executive officers.

6.    Consult with management and make recommendations to the Board of Directors regarding adopting the form, terms, provisions and components of, and the methods of establishing and implementing, all new executive compensation plans, and any additions, deletions or modifications to the Company’s executive compensation plans.

7.    Review with management and make recommendations to the Board of Directors regarding “fringe” benefits to be provided by the Company to any directors or officers of the Company, such as management perquisites.

8.    Review and recommend to the Board of Directors the compensation of directors.

9.    Prepare a report to be filed with the Company’s proxy or information statement which shall disclose the compensation policies applicable to the Company’s executive officers.

10.    Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

11.    Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

12.    Review annually its own performance.

13.    Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

14.    Do every other act incidental to, arising out of or in connection with, or otherwise related to the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

Definitions

The term “employee benefit plan” includes, but is not limited to, the following: any plan, contract, authorization or arrangement, whether or not set forth in a formal document and regardless of the number of persons covered thereby, pursuant to which any of the following may be received: cash, stock, stock options, restricted stock or restricted stock units, phantom stock, stock appreciation rights (“SARs”), stock options in tandem with SARs, warrants, convertible securities, performance units and performance shares, and similar instruments.

The term “executive compensation plan” means any employee benefit plan other than group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the Company and that are available generally to all salaried employees.

The term “executive officer” means the Chief Executive Officer, the President, each Senior or Executive Vice President of the Company, any vice president or any member of the Company in charge of a principal business unit, division or function (such as asset management, administration, or finance), any other officer who performs a policy making function for any member of the Company, or any other person who performs similar policy making functions for any member of the Company.

Exhibit C

AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FACTORY CARD & PARTY OUTLET CORP.

(Pursuant to Section 242 of the

General Corporation Law of Delaware)

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “corporation”) is:

Factory Card & Party Outlet Corp.

2.    This Amendment to the corporation’s Amended and Restated Certificate of Incorporation hereby amends Article SIXTH of the Amended and Restated Certificate of Incorporation of the corporation as set forth herein.

3.    Article SIXTH is hereby deleted in its entirety and the following shall be inserted herein:

SIXTH: The Board shall consist of eight persons; provided, however, that such number of directors may from time to time be increased and decreased by a duly adopted resolution of the Board but shall in no event be reduced to less than three. The directors shall be elected by the stockholders at each annual meeting for one-year term. The term of each director will end at the 2007 annual meeting of stockholders. Commencing with the 2007 annual meeting of stockholders, each director shall hold office for a one-year term and until such director’s successor shall have been duly elected and qualified, subject to prior death, retirement, resignation or removal.

Subject to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than Common Stock) then outstanding, any vacancy in the Board of Directors, arising from death, retirement, resignation, removal, an increase in the number of directors or any other cause, may be only filled by the Board of Directors (to the extent, but only to the extent, that such directors would constitute a majority of such remaining directors), acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director or, if the vacancy is with respect to a director elected by a voting group, by action of any other directors elected by such voting group or such voting group. Each director chosen to fill a vacancy in the Board of Directors arising from the death, retirement, resignation, removal of a director shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, subject to prior death, retirement, resignation or removal.

4.    This Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted by the required vote of stockholders in accordance with Section 242 of the General Corporation Law of Delaware.

Signed and attested to on June     , 2006.

By:	/s/ GARY W. RADA
Title:	President and Chief Executive Officer

Attest:

By:	/s/ JARETT A. MISCH
Title:	Vice President, Controller and
Chief Accounting Officer

C-1

FACTORY CARD & PARTY OUTLET CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2006

The undersigned, a stockholder of FACTORY CARD & PARTY OUTLET CORP. (the “Company”), hereby appoints Gary W. Rada, Jarett A. Misch and Richard E. George, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held a the Company’s headquarters located at 2727 Diehl Road, Naperville, Illinois 60563 at 1:00 p.m., local time, on June 27, 2006 and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting, all as described in the Company’s Proxy Statement dated May 26, 2006 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed timely returned. If the undersigned does not specify a choice, the shares will be voted for each proposal described on the reverse side hereof and, in the discretion of the proxies, for other matters which may properly come before the annual meeting.

Factory Card & Party Outlet Corp. 2727 Diehl Road Naperville, Illinois 60563	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 27, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Gary W. Rada, Jarett A. Misch and Richard E. George, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 26, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/fcpo/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 26, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Factory Card & Party Outlet Corp., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends Voting FOR the following proposals:

1. To elect two directors whose current term is expiring at the annual meeting:	01 Richard E. George 02 Mone Anathan	☐ FOR the nominees listed above (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed above

(Instruction: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending February 3, 2007.	☐ For	☐ Against	☐ Abstain

3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of directors.	☐ For	☐ Against	☐ Abstain

4. To transact such business as may properly come before the Annual Meeting and any adjournment or postponement thereof.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.